UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 30, 2006
Crown Crafts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification
Incorporation)		No.)

916 South Burnside Avenue, Gonzales, LA		70737

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth in Item 3.03 related to the Amendment (as defined therein) is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     On August 30, 2006, the Company and Computershare Investor Services, LLC (“Computershare”) entered into an Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Rights Agreement (the “Rights Agreement”) dated as of August 6, 2003 between the Company and Computershare (as successor to SunTrust Bank as Rights Agent), as amended, regarding the Company’s common stock purchase rights.
     The Amendment amends the definition of “Acquiring Person” for purposes of the Rights Agreement. Previously, the Rights Agreement excluded from the definition of Acquiring Person certain Beneficial Owners (as defined in the Rights Agreement) of more than 5% of the Company’s Common Shares (as defined in the Rights Agreement) as of the close of business on April 29, 2003. Such grandfathered shareholders were also permitted by the Rights Agreement to acquire 1% of the Common Shares in addition to their April 29, 2003 holdings without becoming an Acquiring Person. As amended by the Amendment, the Rights Agreement provides that certain Beneficial Owners will be excluded from the definition of Acquiring Person if they beneficially own, in the aggregate, more than 5% of the Common Shares as of the close of business on August 30, 2006. The Amendment also provides that any such grandfathered shareholder will become an Acquiring Person if such shareholder becomes the Beneficial Owner of any additional Common Shares, including any acquisitions of any Common Shares that occur after disposing of any Common Shares beneficially owned by such shareholder on August 30, 2006.
     The description contained herein of the Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

4.1	Amendment No. 2 to Amended and Restated Rights Agreement dated as of August 30, 2006 between the Company and Computershare Investor Services, LLC

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: August 30, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amendment No. 2 to Amended and Restated Rights Agreement dated as of August 30, 2006 between the Company and Computershare Investor Services, LLC

3